EXHIBIT 10.117

                            INDEMNIFICATION AGREEMENT



         THIS INDEMNIFICATION AGREEMENT ("AGREEMENT") is made as of April 10, 2003, by and between Seven Licensing Company, LLC, a California limited liability company "INDEMNITOR"), and Tarrant Apparel Group, a California corporation ("TARRANT").

                                    RECITALS

         A. The Company desires to contract with Tarrant for Tarrant or its Affiliates to design, have designed, manufacture, have manufactured, and/or import apparel and apparel merchandise bearing the trademark "SEVEN7" for sale in the United States (the "WORK").

         B. The Company and Tarrant recognize that there is existing trademark litigation over use of the trademark "Seven7" in the United States and elsewhere.

         C. In order to induce Tarrant to perform the Work, Indemnitor desires to indemnify Tarrant and certain other indemnified parties against any third party claim or action brought against Tarrant or such other parties for intellectual property infringement arising from performance of the Work.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor and Tarrant, intending to be legally bound, hereby agree as follows:

         1. CERTAIN DEFINITIONS. When used herein, the following terms shall have the following meanings:

                  "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

                  "AFFILIATE" with respect to any specified person, means a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting equity interests, as trustee or executor, by contract or credit arrangements or otherwise.

                  "DAMAGES" means all damages, losses (including any diminution in value and the loss of any available tax deduction), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, expenses, costs associated with obtaining injunctive relief, and other costs, including reasonable fees and expenses of attorneys, accountants and other professional advisors, and of expert witnesses and other out-of-pocket costs of investigation, preparation, and litigation in connection with any Action or threatened Action.

                  "INDEMNIFIED PARTIES" means collectively Tarrant and its officers, directors, managers, employees, agents, representatives, and each of Tarrant's Affiliates.

         2. INDEMNIFICATION. Indemnitor shall indemnify and hold harmless the Indemnified Parties and each of them from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of, or attributable to any third party Action against an Indemnified Party for infringement or alleged infringement of intellectual property rights in the trademark "SEVEN7" (or any derivation thereof) resulting from performance of the Work.

         3. INDEMNIFICATION PROCEDURES. If any Action is commenced in which any Indemnified Party is a party that may give rise to a claim for indemnification against the Indemnitor (an "INDEMNIFICATION CLAIM"), then such Indemnified Party shall promptly give notice to the Indemnitor. The failure to give such notice shall not affect whether the Indemnitor is liable for reimbursement hereunder unless such failure has resulted in the loss of material substantive rights with respect to the Indemnitor's ability to defend such
Indemnification Claim. The Indemnitor may contest and defend such Indemnification Claim so long as the Indemnitor: (i) has a reasonable basis for concluding that such defense may be successful, (ii) diligently contests and defends such Indemnification Claim, and (iii) acknowledges in writing that it is obligated to provide indemnification with respect to such Indemnification Claim. Notice of the intention to so contest and defend shall be given by the Indemnitor to the Indemnified Party within 20 business days after the Indemnified Party's notice of such Indemnification Claim (but, in all events, at least 30 business days prior to the date that an answer to such Indemnification Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by Indemnitor and approved by the Indemnified Party (which approval will not be unreasonably withheld or delayed). The Indemnified Party shall be entitled, at its own cost and expense (which expense shall not constitute Damages unless the Indemnified Party reasonably determines that Indemnitor is not adequately representing or, because of a conflict of interest, may not adequately represent, the interests of the Indemnified Parties, and has provided Indemnitor with notice of such determination, and then only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with Indemnitor in the conduct of such defense. Neither the Indemnified Party nor Indemnitor may concede, settle or compromise any Indemnification Claim without the consent of the other party, which consent will not be unreasonably withheld or delayed in light of all factors of importance to such party. Notwithstanding the foregoing, if Indemnitor fails to acknowledge in writing their obligation to provide indemnification in respect of such Indemnification Claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party or to diligently contest and defend such Indemnification Claim, then the Indemnified Party alone shall be entitled to contest, defend and settle such Indemnification Claim in the first instance (in which case, all expenses incurred in connection therewith shall constitute
Damages) and, only if the Indemnified Party chooses not to contest, defend or settle such Indemnification Claim, Indemnitor shall then have the right to contest and defend (but not settle) such Indemnification Claim.

         4. THIRD PARTY BENEFICIARIES. Indemnitor agrees that each Indemnified Party is a third party beneficiary with respect to each provision of this Agreement applicable to such Indemnified Party and may enforce each of these provisions as if such Indemnified Party was a party to this Agreement.

         5.       MISCELLANEOUS.

                  5.1. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  5.2. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law principles that may require the application of any other laws. Each party hereby consents to the non-exclusive jurisdiction of any governmental body, arbitrator, or mediator in which an Action is brought against any Indemnified Party for purposes of any Indemnification Claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein.

                  5.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.4. AMENDMENTS AND WAIVERS. No amendment, modification, waiver, replacement, termination, or cancellation of any provision of this Agreement shall be valid, unless the same shall be in writing and signed by all of the parties to this Agreement.

                  5.5. SEVERABILITY. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnified Parties to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

                  5.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Indemnified Parties and their respective estate, heirs, legal representatives and assigns.

                  5.7. ATTORNEYS' FEES. In the event that any Action is instituted by an Indemnified Party under this Agreement to enforce or interpret any of the terms hereof, the Indemnified Party shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by the Indemnified Party with respect to such Action, unless as a part of such Action, a court of competent jurisdiction determines that each of the material assertions made by the Indemnified Party as a basis for such Action were not made in good faith or were frivolous.

                  5.8. NOTICE. All notices, requests, demands, claims, and other communications hereunder shall be in writing, addressed to the intended recipient as set forth below, and shall be deemed to have been duly given when actually received or refused by the intended recipient:

                           If to Indemnitor:

                           Seven Licensing Company, LLC
                           9000 Sunset Boulevard
                           Penthouse
                           Los Angeles, CA  90069
                           Attn:    Gerard Guez
                           Fax:     (310) 858-2660

                           If to any Indemnified Party:

                           Tarrant Apparel Group
                           3151 East Washington Boulevard
                           Los Angeles, CA  90023
                           Attn:    Chief Financial Officer
                           Fax:     (323) 881-0332

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any means (including personal delivery, expedited courier, messenger service, registered or certified mail, return receipt requested and postage prepaid). Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  5.9. CONTINUATION OF INDEMNIFICATION. All agreements and obligations of the Company contained herein shall continue during the period that Tarrant or any of its Affiliates performs Work for the Company and shall continue thereafter so long as any Indemnified Party shall be subject to any possible claim or threatened, pending or completed Action by reason of the fact that Tarrant or any of its Affiliates was performing the Work referred to herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                   SEVEN LICENSING COMPANY,
                                   a California limited liability company


                                   By:      /S/ GERARD GUEZ
                                          -------------------------------
                                          Gerard Guez
                                   Its:   Manager


                                   TARRANT APPAREL GROUP,
                                   a California corporation


                                   By:      /S/ TODD KAY
                                          -------------------------------
                                          Todd Kay
                                   Its:   President